Issuer Free Writing Prospectus Filed pursuant to Rule 433 — April 27, 2015 Registration Statement No. 333-189888
YGRO	Royal Bank of Canada Yorkville MLP Distribution Growth Leaders ETN

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Royal Bank of Canada is a Canadian chartered bank with its principal executive office at 200 Bay Street, Royal Bank Plaza, Toronto, Ontario Canada M5J 2J5, telephone: 416.974.5151, www.rbcusnotes.com/etns. RBC has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read those documents and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, RBC, any agent or any dealer participating in this offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1.866.609.6009.